PARSONS/BURNETT/BJORDAHL/HUME LLP

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ATTORNEYS

James B. Parsons

jparsons@pblaw.biz

VIA EDGAR CORRESPONDENCE ONLY

February 6, 2013

Board of Directors

Klondike Gold Corp.

To Whom it May Concern:

In our capacity as counsel for Klondike Gold Corp. (the "Company"), we have participated in the corporate proceedings relative to the issuance by the Company of a maximum of 17,163,365 shares of common stock as set out and described in the Company's Registration Statement on Form F-4 under the Securities Act of 1933 (the "Registration Statement").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Company’s Articles of Incorporation, as amended to date, (iii) the Company’s By-Laws, (iv) certain resolutions of the Company’s board of directors and (v) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the Province of British Columbia, Canada, including statutory provisions, and all applicable provisions of the Provincial laws and reported judicial decisions interpreting those laws;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock issued pursuant to the Registration Statement;

(3) The 17,163,365 shares of common stock being offered by the Company, once issued, will be duly authorized, validly issued, fully paid and non-assessable.

Suite 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA  98004 • T (425) 451-8036  • F (425) 451-8568 • www.pblaw.biz

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A Limited Liability Partnership with offices in Bellevue and Spokane

February 6, 2013

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to the firm in the Registration Statement.

Very truly yours,

PARSONS/BURNETT/BJORDAHL/HUME, LLP

/s/ James B. Parsons

James B. Parsons

JBP:aqs

Suite 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA  98004 • T (425) 451-8568  • F (425) 451-8568 • www.pblaw.biz

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A Limited Liability Partnership with offices in Bellevue and Spokane